Exhibit 4.1

CONSENT

THIS CONSENT (this “Consent”) dated as of June 5, 2006, to the Credit Agreement referenced below, is by and among SCHOOL SPECIALTY, INC., a Wisconsin corporation (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., as Administrative Agent.

W I T N E S S E T H

WHEREAS, a $350 million credit facility has been extended to the Borrower pursuant to the Amended and Restated Credit Agreement (as amended, modified, supplemented and extended, the “Credit Agreement”) dated as of February 1, 2006 by and among the Borrower, the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent; and

WHEREAS, the Borrower has requested a consent under the Credit Agreement and the Required Lenders have consented to the requested consent on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2. Consent. The Required Lenders hereby agree that for purposes of calculating the financial covenants in Section 8.11 and determining the Applicable Rate, commencing with the fiscal quarter ended on or about April 29, 2006, “Consolidated EBITDA” shall be increased by up to $5.6 million in costs actually incurred by the Borrower and its Subsidiaries in its second, third and fourth fiscal quarters of 2006 related to the integration of the acquired operations of Delta Education LLC

3. Conditions Precedent. This Consent shall become effective as of the date hereof upon receipt by the Administrative Agent of counterparts of this Consent executed by the Borrower, the Guarantors and the Required Lenders.

4. No Other Changes. Except as expressly modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

5. Reaffirmation of Representations and Warranties. Each Loan Party represents and warrants that each representation and warranty set forth in the Loan Documents is true and correct in all material respects as of the date hereof (except those that expressly relate to an earlier period).

6. Reaffirmation of Security Interests. Each Loan Party (i) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (ii) agrees that this Consent shall in no manner impair or otherwise adversely effect any of the Liens granted in or pursuant to the Loan Documents.

7. Reaffirmation of Guaranty. Each of the Guarantors (i) acknowledges and consents to all of the terms and conditions of this Consent, (ii) affirms all of its obligations under the Loan Documents and

(iii) agrees that this Consent and all documents executed in connection herewith do not operate to reduce or discharge such Guarantor’s obligations under the Loan Documents.

8. Counterparts. This Consent may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Consent to produce or account for more than one such counterpart.

9. Governing Law. This Consent shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of North Carolina.

[SIGNATURE PAGES FOLLOW]

2

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Consent to be duly executed and delivered as of the date first above written.

BORROWER:	SCHOOL SPECIALTY, INC. a Wisconsin corporation

	By:	/s/ Mary M. Kabacinski
	Name:	Mary M. Kabacinski
	Title:	Chief Financial Officer

GUARANTORS:

CHILDCRAFT EDUCATION CORP., a New York corporation

CLASSROOMDIRECT.COM, LLC, a Delaware limited liability company

BIRD-IN-HAND WOODWORKS, INC., a New Jersey corporation

SPORTIME, LLC, a Delaware limited liability company

GLOBAL VIDEO, LLC, a Wisconsin limited liability company

PREMIER AGENDAS, INC., a Washington corporation

FREY SCIENTIFIC, INC., a Delaware corporation

AMALGAMATED WIDGETS, INC., a Wisconsin corporation

SAX ARTS & CRAFTS, INC., a Delaware corporation

CALIFONE INTERNATIONAL, INC., a Delaware corporation

DELTA EDUCATION, LLC, A DELAWARE LIMITED LIABILITY COMPANY

	By:	/s/ Mary M. Kabacinski
	Name:	Mary M. Kabacinski
	Title:	Treasurer

[SIGNATURE PAGES CONTINUE]

ADMINISTRATIVE AGENT

AND	COLLATERAL AGENT:

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

	By:	/s/ Anthea Del Bianco
	Name:	Anthea Del Bianco
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A., AS A LENDER, L/C ISSUER AND SWING LINE LENDER

	By:	/s/ J. Casey Cosgrove
	Name:	J. Casey Cosgrove
	Title:	Vice President

SUNTRUST BANK

	By:	/s/ Robert Bugbee
	Name:	Robert Bugbee
	Title:	Director

HARRIS N.A.

	By:	/s/ Ronald V. Redd
	Name:	Ronald V. Redd
	Title:	Vice President

M&I MARSHALL & ILSLEY BANK

	By:	/s/ Leo D. Freeman
	Name:	Leo D. Freeman
	Title:	Vice President

JPMORGAN CHASE BANK, N.A.

	By:	/s/ Sabir A. Hashmy
	Name:	Sabir A. Hashmy
	Title:	Vice President

CHARTER ONE BANK, N.A.

	By:	/s/ Mary Ann Klemm
	Name:	Mary Ann Klemm
	Title:	Vice President

[SIGNATURE PAGES CONTINUE]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Karen E. Weathers
Name:	Karen E. Weathers
Title:	Vice President

ALLIED IRISH BANKS, P.L.C.

By:	/s/ Roisin O’Connell
Name:	Roisin O’Connell
Title:	Vice President

ALLIED IRISH BANKS, P.L.C.

By:	/s/ Margaret Brennan
Name:	Margaret Brennan
Title:	Senior Vice President

ASSOCIATED BANK, NATIONAL ASSOCIATION

By:	/s/ Stephen E. Pasowicz
Name:	Stephen E. Pasowicz
Title:	Vice President

ST. FRANCIS BANK

By:	/s/ Paul W. Jelacic
Name:	Paul W. Jelacic
Title:	Vice President

FIFTH THIRD BANK

By:	/s/ Neil G. Mesch
Name:	Neil G. Mesch
Title:	Vice President

THE BANK OF NEW YORK

By:
Name:
Title:

OAK BROOK BANK

By:	/s/ Henry Wessel
Name:	Henry Wessel
Title:	Vice President